Exhibit 99.1

Phio Pharmaceuticals Announces Exercise of Warrants

for $2.8 Million Gross Proceeds

MARLBOROUGH, Mass., December 7, 2023 (GLOBE NEWSWIRE)—Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL™ RNAi platform technology is designed to make immune cells more effective in killing tumor cells, today announced the agreement by several accredited investors to exercise certain outstanding warrants to purchase up to an aggregate of 2,130,252 shares of common stock of the Company originally issued in October 2018 through June 2023, having exercise prices between $5.40 and $4.03 per share, at a reduced exercise price of $1.33 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to effective registration statements on Form S-1 (Nos. 333-227173, 333-227617, 333-234032, 333-238204, 333-239779, 333-271521 and 333-272526) and Form S-3 (No. 333-256100). The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $2.8 million, prior to deducting placement agent fees and estimated offering expenses.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the exercising holders will receive new unregistered warrants to purchase shares of common stock in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). The new warrants will be exercisable for an aggregate of up to 4,260,504 shares of common stock, at an exercise price of $1.08 per share and will be immediately exercisable upon issuance. 2,270,320 of the new warrants will have a term of five and one-half years from the issuance date and 1,990,184 of the new warrants will have a term of eighteen months from the issuance date.

The offering is expected to close on or about December 8, 2023, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the 1933 Act and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

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About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL™ RNAi technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs are designed to precisely target specific proteins that reduce the body's ability to fight cancer, without the need for specialized formulations or drug delivery systems.

For additional information, visit the Company's website, www.phiopharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance and include statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering and the anticipated use of proceeds therefrom. These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

ir@phiopharma.com

PR Contact:

Michael Adams

Bridge View Media

pr@phiopharma.com

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